SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2012

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State of Incorporation)	(Commission File Number)	(IRS Employer Number.)

20341 Irvine Avenue, Newport Beach, California		92660
(Address of Principal ExecutiveOffices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 480-0305

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Private Placements of Debenture Units Completed and Debentures Converted into Common Shares

Victory Energy Corporation initiated the private placement of convertible debenture units on September 15, 2010 and has been using it as a capital source since that time. The Board of Directors had previously extended the time frame and financial value of such funds to be raised.

The private placement offering program ended on January 31, 2012 and raised a total of $5,777,275 in principal since inception. Of that total, $1,830,000 was subscribed in January 2012. The Company has now completed the process of accounting for the funds raised and issuing investor documentation.

During 2011, about twenty (20) per cent of the total funds ultimately raised were converted from debt to shares. All holders of the remaining debenture units have agreed that effective February 29, 2012, all debentures and any associated interest are to be converted into common shares. Thus, on March 1, 2012 Victory Energy has no debt on its balance sheet.

With accrued interest, the total debt converted to shares during 2011 and 2012 totaled $6,024,509. Such shares have a trading restriction of six months from the initial date each investor acquired the original convertible debenture security.

Item 8.01  Other Events.

The Company issued a press release on March 6, 2012 announcing the conversion of the debentures to equity.  The press release is filed as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Victory Energy Corporation dated January 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: March 6, 2012	By:	/s/ Kenneth Hill
President and
Chief Executive Officer